UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2010

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2010, InterDigital, Inc., a Pennsylvania corporation (the "Company"), and American Stock Transfer and Trust Company, LLC, a New York limited liability trust company, entered into an amendment (the "Amendment") to the Rights Agreement, dated as of July 2, 2007, by and between the Company and American Stock Transfer and Trust Company, LLC (the "Rights Agreement"). Pursuant to the Amendment, the Final Expiration Date of the Rights (each as defined in the Rights Agreement) was advanced from December 15, 2016, to March 9, 2010. As a result of the Amendment, the Rights will no longer be outstanding and will not be exercisable after March 9, 2010, thereby resulting in termination of the Rights Agreement. The Amendment is attached hereto as Exhibit 4.1.

Item 1.02 Termination of a Material Definitive Agreement.

See the information set forth under "Item 1.01. Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 1.02.

Item 3.03 Material Modifications to Rights of Security Holders.

See the information set forth under "Item 1.01. Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 First Amendment to the Rights Agreement, dated as of March 8, 2010, by and between InterDigital, Inc., and American Stock Transfer and Trust Company, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

March 8, 2010	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	First Amendment to the Rights Agreement, dated as of March 8, 2010, by and between InterDigital, Inc., and American Stock Transfer and Trust Company, LLC.